UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 6, 2008, Trex Company, Inc. (the “Company”) entered into amendments, effective as of December 31, 2007, to (1) the Company’s Credit Agreement, dated as of June 19, 2002, as amended, by and between the Company and Branch Banking and Trust Company (as previously amended, the “BB&T Agreement”) and (2) the Company’s Reimbursement and Credit Agreement, dated as of December 1, 2004, as amended, between the Company and JPMorgan Chase Bank, N.A., as Issuing Bank and Administrative Agent (as previously amended the “JPMorgan Agreement,” and together with the BB&T Agreement, the “Agreements”). Among other things, the amendments amended the following financial covenants the Company is required to observe under the Agreements, so that:

•

The Company’s ratio of total consolidated debt to total consolidated capitalization (as defined for purposes of the Agreements) may not be greater than (a) 70% for the period commencing January 1, 2008 to and including March 31, 2008, (b) 62.5% for the period commencing April 1, 2008 to and including June 30, 2008, (c) 60% for the period commencing July 1, 2008 to and including September 30, 2008, (d) 65% for the period commencing October 1, 2008 to and including December 31, 2008, (e) 60% for the period commencing January 1, 2009 to and including March 31, 2009, and (c) thereafter (A) 50% for each period commencing April 1 of a calendar year to and including September 30 of such calendar year, and (B) 60% for each period commencing October 1 of a calendar year to and including March 31 of the immediately succeeding calendar year.

•

The Company’s fixed charge coverage ratio (as defined for purposes of the Agreements) may not be less than (a) 0.75 to 1 for the one-quarter period ending on March 31, 2008, (b) 0.85 to 1 for the two-quarter period ending on June 30, 2008, (c) 1.0 to 1 for the three-quarter period ending on September 30, 2008, (d) 0.60 to 1 for the four-quarter period ending on December 31, 2008, and (e) 1.40 to 1 for the four-quarter period ending on each fiscal quarter thereafter.

•

The Company’s consolidated tangible net worth (as defined for purposes of the Agreements may not be less than the sum of (a) $85,000,000, (b) 100% of the net proceeds of all stock issued after January 1, 2008, plus (c) 50% of consolidated net income after December 31, 2007 (taken as one accounting period), but excluding from such calculation of consolidated net income for purposes of (c) any quarter in which consolidated net income is negative.

The amendment to the JPMorgan Agreement modified the letter of credit facility fee to increase the fee to 150 basis points of the stated amount of the letter of credit.

The foregoing description of the amendments is qualified by reference to the text of the amendments, which are filed as Exhibits 10.1 and 10.2 to this report and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The Company herewith files the following exhibits to this report:

Exhibit Number	Description of Exhibit
10.1	Eleventh Amendment to Credit Agreement, dated as of December 31, 2007, by and between Trex Company, Inc. and Branch Banking and Trust Company.

10.2	Seventh Amendment to Reimbursement and Credit Agreement, dated as of December 31, 2007, between Trex Company, Inc. and JPMorgan Chase Bank, N.A., as Issuing Bank and Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: March 7, 2008	/s/ Ronald W. Kaplan
Ronald W. Kaplan
President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Eleventh Amendment to Credit Agreement, dated as of December 31, 2007, by and between Trex Company, Inc. and Branch Banking and Trust Company.

10.2	Seventh Amendment to Reimbursement and Credit Agreement, dated as of December 31, 2007, between Trex Company, Inc. and JPMorgan Chase Bank, N.A., as Issuing Bank and Administrative Agent.

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